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Exhibit 23


Consent of Independent Auditor


We consent to the incorporation by reference in Registration Statements Nos. 33-93942, 333-20185, 333-56298, 333-107970, 333-102878, 333-107974 and
333-126533 on Form S-8 and Nos. 333-85490 and 333-107858 on Form S-3 of Neoware,
Inc. of our report dated April 27, 2005 relating to the consolidated financial statements of Maxspeed Corporation for the year ended December 31, 2004 which appears in this Current Report on Form 8-K/A.


/s/ Deloitte & Touche LLP
San Jose, California
January 17, 2006